UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 10, 2010

UNITED ECOENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, Suite 2401 New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 452-9091

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the agreement with Trilogy Capital Partners, Inc., (see Item 8.01 Other Events), we will issue up to 1,320,000 shares of our common stock in two installments of 660,000 shares, the first  on signing of the agreement and the second on the six month anniversary of the agreement provided that the agreement has not been terminated. The shares will be issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act as a transaction by an issuer not involving any public offering.

ITEM 8.01  OTHER EVENTS

As of June 15, 2010, we entered into a letter of engagement with Trilogy Capital Partners, Inc. to develop and implement a financial communications program designed to increase investor awareness of us in the investment community. The initial term of the agreement is six months and may be terminated by either Trilogy or us upon thirty (30) days prior written notice to the other.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED ECOENERGY CORP. (Registrant)

Dated: June 16, 2010	By:	/s/ Kelly T. Hickel
Kelly T. Hickel, CEO